Exhibit 99.1

NetApp reports fourth quarter and fiscal year 2023 results

Net revenues of $1.58 billion for the fourth quarter;

Net revenues of $6.36 billion for fiscal year 2023

•
Introduced significant innovation, including C-series, a new family of capacity all-flash storage systems, and NetAppTM Advance, a new portfolio of storage programs and guarantees to help customers cost-effectively future proof their on-premises environments
•
Recognized with three Outperformer placements in GigaOm’s annual Radar reports for storage for the second consecutive year
•
Fiscal year 2023 GAAP net income per share of $5.79 increased 42% year over year; fiscal year 2023 non-GAAP net income per share of $5.59 increased 6% year over year
•
$1.28 billion returned to shareholders in fiscal year 2023; representing 116% of cash from operations and 148% of free cash flow2
•
NetApp announced a new share repurchase authorization of an additional $1 billion

SAN JOSE, Calif.—May 31, 2023—NetApp (NASDAQ: NTAP) today reported financial results for the fourth quarter and fiscal year 2023, which ended on April 28, 2023.

“Our sharpened focus and disciplined execution yielded solid Q4 results in a dynamic environment. Digital transformation projects involving business analytics, AI, data security, and application modernization, both on premises and in the cloud, remain top IT priorities,” said George Kurian, chief executive officer. “We deliver significant value to customers on their transformation journeys with a modern approach to hybrid, multicloud infrastructure and data management. We are entering FY24 with substantial new innovations and a more focused operating model to better address the areas of priority spending. I am confident in our ability to drive long-term growth, extend our leadership position, and deliver increasing value for customers, partners, and shareholders."

Fourth quarter of fiscal year 2023 financial results

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Net revenues: $1.58 billion, compared to $1.68 billion in the fourth quarter of fiscal year 2022; a year-over-year decrease of 6%, or 4% in constant currency1.
o
Hybrid Cloud segment revenue: $1.43 billion, compared to $1.56 billion in the fourth quarter of fiscal year 2022
o
Public Cloud segment revenue: $151 million, compared to $120 million in the fourth quarter of fiscal year 2022
•
Billings2: $1.67 billion, compared to $2.02 billion in the fourth quarter of fiscal year 2022; a year-over-year decrease of 17%, or 15% in constant currency.

•
NetApp Public Cloud annualized revenue run rate (ARR)3 $620 million, compared to $505 million in the fourth quarter of fiscal year 2022; a year-over-year increase of 23%.
•
All-flash array ARR4 $3.1 billion, compared to $3.2 billion in the fourth quarter of fiscal year 2022; a year-over-year decrease of 4%.
•
Net income: GAAP net income of $245 million, compared to $259 million in the fourth quarter of fiscal year 2022; non-GAAP net income5 of $334 million, compared to $324 million in the fourth quarter of fiscal year 2022. The year-over-year fluctuations in GAAP and Non-GAAP net income each include an unfavorable impact of approximately $18 million from foreign currency exchange rate changes.
•
Earnings per share: GAAP net income per share6 of $1.13 compared to $1.14 in the fourth quarter of fiscal year 2022; non-GAAP net income per share of $1.54 compared to $1.42 in the fourth quarter of fiscal year 2022. The year-over-year fluctuations in GAAP and Non-GAAP net income per share each include an unfavorable impact of approximately $0.08 from foreign currency exchange rate changes.
•
Cash, cash equivalents and investments: $3.07 billion at the end of the fourth quarter of fiscal year 2023.
•
Cash provided by operations: $235 million, compared to $411 million in the fourth quarter of fiscal year 2022.
•
Share repurchase and dividends: Returned $256 million to shareholders through share repurchases and cash dividends.

Fiscal year 2023 financial results

•
Net revenues: $6.36 billion, compared to $6.32 billion in fiscal year 2022; a year-over-year increase of 1%, or 4% in constant currency.
o
Hybrid Cloud segment revenue: $5.79 billion, compared to $5.92 billion in fiscal year 2022
o
Public Cloud segment revenue: $575 million, compared to $396 million in fiscal year 2022
•
Billings: $6.41 billion, compared to $6.70 billion in fiscal year 2022, a year-over-year decrease of 4%, or 1% in constant currency.
•
Net income: GAAP net income of $1.27 billion, compared to $937 million in fiscal year 2022; non-GAAP net income of $1.23 billion, compared to $1.21 billion in fiscal year 2022. The year-over-year fluctuations in GAAP and Non-GAAP net income each include an unfavorable impact of approximately $126 million from foreign currency exchange rate changes.
•
Earnings per share: GAAP net income per share of $5.79 compared to $4.09 in fiscal year 2022; non-GAAP net income per share of $5.59 compared to $5.28 in fiscal year 2022. The year-over-year fluctuations in GAAP and Non-GAAP net income per share each include an unfavorable impact of approximately $0.57 from foreign currency exchange rate changes.
•
Cash provided by operations: $1.11 billion compared to $1.21 billion in fiscal year 2022.
•
Share repurchase and dividends: Returned $1.28 billion to shareholders through share repurchases and cash dividends.

First quarter of fiscal year 2024 financial outlook

The Company provided the following financial guidance for the first quarter of fiscal year 2024:

Net revenues are expected to be in the range of:	$1.325 billion to $1.475 billion

	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$0.62 - $0.72	$1.00 - $1.10

Full fiscal year 2024 financial outlook

The Company provided the following financial guidance for the full fiscal year 2024:

Net revenues are expected to be down year-over-year in the low-to-mid single digits on a percentage basis
	GAAP	Non-GAAP
Consolidated gross margins are expected to be:	~69%	~70%
Operating margins are expected to be:	~18%	~25%
Earnings per share is expected to be:	$3.98 - $4.18	$5.65 - $5.85

Dividend

The next cash dividend of $0.50 per share is to be paid on July 26, 2023, to shareholders of record as of the close of business on July 7, 2023.

Fourth quarter of fiscal year 2023 business highlights

Leading product innovation

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NetApp strengthens its industry-leading flash portfolio with the announcement of the availability of the NetApp AFF C-Series, a new family of capacity flash storage options that delivers lower-cost all-flash storage, and the NetApp AFF A150, a new entry-level storage system in the AFF A-Series family of all-flash systems.
•
NetApp launched ONTAPTM One, the industry’s most comprehensive data management suite, giving customers access to comprehensive NetApp ONTAP software for NetApp AFF C-series, including anti-ransomware, data protection, and security/compliance functionality.
•
NetApp launched NetApp Advance, a new portfolio of storage programs and guarantees to help customers cost-effectively future proof on-premises environments, including the NetApp Storage Lifecycle Program, which offers customers enterprise storage that includes non-disruptive controller refresh, at no additional cost, with the option to flexibly scale to Keystone Storage-as-a-Service and/or public cloud.
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NetApp announced the preview of a new sustainability SLA for NetApp KeystoneTM, which will provide a standard watts/TB for each SLA-based performance level, with service credits available if those targets aren’t met.
•
NetApp announced that it is now previewing the BlueXPTMSustainability Dashboard, which will help customers understand their data center’s carbon footprint across environments.

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Spot by NetApp announced that Ocean for Apache Spark is now available to all customers within the Spot console.
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To address new cloud product silos, ad hoc scripting for optimization and scale, and manual maintenance of cloud operations, Fylamynt (acquired by NetApp in 2022) has been revamped to become Spot Connect, available for private preview.
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Spot by NetApp announced its latest innovation for Spot Security, a machine learning model that detects anomalous events.

Customer and partner momentum

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NetApp announced the general availability of NetApp Cloud Volumes Service as datastores for Google Cloud VMware Engine, giving customers the ability to easily scale and protect virtual machine (VM) data by using NetApp ONTAP data management software with a fully managed service in Google Cloud.
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Spot by NetApp announced the general availability of Azure Stateful Node. With Azure Stateful Node, Spot by NetApp customers can now run their stateful compute workloads on Azure with up to 90% immediate cost reduction and maximum availability.
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SAS, a global analytics leader, chose NetApp AstraTM to provide a disaster recovery solution for its SAS Viya offerings deployed as a hosted managed service in the SAS Cloud on Microsoft Azure.
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NetApp CloudCheckr has achieved the AWS Cloud Operations Competency in the categories of Cloud Financial Management and Compliance and Auditing.

Corporate news and events

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NetApp released the 2023 Cloud Complexity Report, a global survey exploring how technology decision makers are navigating cloud requirements coming from digital transformation and AI initiatives and the complexity of multicloud environments.
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Spot by NetApp published the report DevOps Revealed: Insights and trends driving DevOps productivity and job satisfaction.

NetApp awards and recognition

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NetApp was recognized by GigaOm for three Outperformer placements in their annual GigaOm Radar reports for storage.
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NetApp was listed as one of CRN’s 50 Coolest Data Center Companies of 2023.
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NetApp was listed as one of CRN’s Coolest Software-Defined Storage Vendors of the 2023 Storage 100.
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NetApp was listed as one of CRN’s Coolest Big Data System and Cloud Platform Companies of the 2023 Big Data 100.
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NetApp’s Jenni Flinders, SVP of NetApp Partner Programs, was listed as one of 50 of CRN’s 2023 Most Influential Channel Chiefs.
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NetApp’s Maya Zakhour, Director of Channel Sales Eastern Europe, META, Iberia, & Latin America, won the Woman Executive of the Year Award at CPI and Tahawultech’s Women in Technology Forum and Awards.

Executive leadership announcements

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NetApp hired Haiyan Song as Executive Vice President and General Manager of CloudOps Business.
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NetApp hired Jim Lambe as Vice President and General Manager of NetApp Canada.

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:30 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the First Quarter of Fiscal Year 2024 Financial Outlook section and Full Fiscal Year 2024 Financial Outlook section, and statements about our ability to deliver value to our customers, partners and shareholders, better address areas of priority spending through new innovations and a more focused operating model, drive long-term growth and extend our leadership position. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, our ability to keep pace with the rapid industry, technological and market trends and changes in the markets in which we operate, our ability to execute our evolved cloud strategy and introduce and gain market acceptance for our products and services, our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions, general global political, macroeconomic and market conditions, including inflation, rising interest rates and foreign exchange volatility and the resulting impact on demand for our products, the impact of the COVID-19 pandemic, including supply chain disruptions, on our business operations, financial performance and results of operations, material cybersecurity and other security breaches, changes in U.S. government spending, revenue seasonality, changes in laws or regulations, including those relating to privacy, data protection and information security, and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual report on Form 10-K and quarterly report on Form 10-Q. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

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NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1Refer to the Constant Currency section below for an explanation of constant currency growth rates and the impact of foreign currency exchange rate changes on year-over-year fluctuations in earnings.

2Refer to the NetApp Usage of Non-GAAP Financial Information section below for explanations of free cash flow and billings.

3Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

4All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

5Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, and (j) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes that the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

6GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

J. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges or benefits resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

Constant Currency

NetApp presents certain constant currency growth rates or quantifies the impact of foreign currency exchange rate changes on year-over-year fluctuations, including for net revenues, billings, and earnings. This constant currency information assumes the same foreign currency exchange rates that were in effect for the comparable prior-year period were used in translation of the current period results.

About NetApp

NetApp is a global, cloud-led, data-centric software company that empowers organizations to lead with data in the age of accelerated digital transformation. The company provides systems, software, and cloud services that enable them to run their applications optimally from data center to cloud, whether they are developing in the cloud, moving to the cloud, or creating their own cloudlike experiences on premises. With solutions that perform across diverse environments, NetApp helps organizations build their own data fabric and securely deliver the right data, services, and applications to the right people—anytime, anywhere. Learn more at www.netapp.com or follow us on Twitter, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 28, 2023	April 29, 2022

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,070	$4,134
Accounts receivable	987	1,230
Inventories	167	204
Other current assets	456	377
Total current assets	4,680	5,945

Property and equipment, net	650	602
Goodwill and purchased intangible assets, net	2,940	2,488
Other non-current assets	1,548	991
Total assets	$9,818	$10,026

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$392	$607
Accrued expenses	857	925
Current portion of long-term debt	—	250
Short-term deferred revenue and financed unearned services revenue	2,218	2,171
Total current liabilities	3,467	3,953
Long-term debt	2,389	2,386
Other long-term liabilities	708	788
Long-term deferred revenue and financed unearned services revenue	2,095	2,061
Total liabilities	8,659	9,188

Stockholders' equity	1,159	838
Total liabilities and stockholders' equity	$9,818	$10,026

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	April 28, 2023	April 29, 2022	April 28, 2023	April 29, 2022

Revenues:
Product	$744	$894	$3,049	$3,284
Services	837	786	3,313	3,034
Net revenues	1,581	1,680	6,362	6,318

Cost of revenues:
Cost of product	335	446	1,517	1,554
Cost of services	171	145	636	544
Total cost of revenues	506	591	2,153	2,098
Gross profit	1,075	1,089	4,209	4,220

Operating expenses:
Sales and marketing	442	480	1,829	1,857
Research and development	243	235	956	881
General and administrative	67	72	265	279
Restructuring charges	11	4	120	33
Acquisition-related expense	3	5	21	13
Total operating expenses	766	796	3,191	3,063

Income from operations	309	293	1,018	1,157

Other income (expense), net	5	(21)	48	(62)

Income before income taxes	314	272	1,066	1,095

Provision (benefit) for income taxes	69	13	(208)	158

Net income	$245	$259	$1,274	$937

Net income per share:
Basic	$1.15	$1.17	$5.87	$4.20

Diluted	$1.13	$1.14	$5.79	$4.09

Shares used in net income per share calculations:
Basic	213	222	217	223

Diluted	217	228	220	229

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	April 28, 2023	April 29, 2022	April 28, 2023	April 29, 2022
Cash flows from operating activities:
Net income	$245	$259	$1,274	$937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66	51	248	194
Non-cash operating lease cost	12	15	52	55
Stock-based compensation	74	66	312	245
Deferred income taxes	(29)	(78)	(606)	(144)
Other items, net	2	(19)	(67)	(54)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(165)	(450)	260	(313)
Inventories	8	(37)	37	(90)
Accounts payable	(34)	171	(207)	181
Accrued expenses	14	96	(103)	(111)
Deferred revenue and financed unearned services revenue	93	338	46	384
Long-term taxes payable	6	21	(76)	(45)
Changes in other operating assets and liabilities, net	(57)	(22)	(63)	(28)
Net cash provided by operating activities	235	411	1,107	1,211
Cash flows from investing activities:
(Purchases) redemptions of investments, net	(245)	9	(719)	45
Purchases of property and equipment	(39)	(68)	(239)	(226)
Acquisitions of businesses, net of cash acquired	—	(21)	(491)	(380)
Other investing activities, net	(1)	—	59	—
Net cash used in investing activities	(285)	(80)	(1,390)	(561)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	—	—	108	105
Payments for taxes related to net share settlement of stock awards	(10)	(5)	(84)	(74)
Repurchase of common stock	(150)	(250)	(850)	(600)
Repayments and extinguishment of debt	—	—	(250)	—
Dividends paid	(106)	(111)	(432)	(446)
Other financing activities, net	(3)	—	(5)	(2)
Net cash used in financing activities	(269)	(366)	(1,513)	(1,017)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(23)	(1)	(49)

Net change in cash, cash equivalents and restricted cash	(324)	(58)	(1,797)	(416)
Cash, cash equivalents and restricted cash:
Beginning of period	2,646	4,177	4,119	4,535
End of period	$2,322	$4,119	$2,322	$4,119

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

Revenues by Segment
	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Product	$744	$682	$894	$3,049	$3,284
Support	598	616	590	2,419	2,344
Professional and Other Services	88	78	76	319	294
Hybrid Cloud Segment Net Revenues	1,430	1,376	1,560	5,787	5,922
Public Cloud Segment Net Revenues	151	150	120	575	396
Net Revenues	$1,581	$1,526	$1,680	$6,362	$6,318

Gross Profit by Segment
	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Product	$410	$317	$452	$1,538	$1,743
Support	549	572	547	2,238	2,160
Professional and Other Services	33	28	22	108	89
Hybrid Cloud Segment Gross Profit	992	917	1,021	3,884	3,992
Public Cloud Segment Gross Profit	99	103	82	391	278
Total Segments Gross Profit	1,091	1,020	1,103	4,275	4,270

Amortization of Intangible Assets	(10)	(11)	(10)	(42)	(33)
Stock-based Compensation	(6)	(8)	(4)	(24)	(17)
Unallocated Cost of Revenues	(16)	(19)	(14)	(66)	(50)

Gross Profit	$1,075	$1,001	$1,089	$4,209	$4,220

Gross Margin by Segment
	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Product	55.1%	46.5%	50.6%	50.4%	53.1%
Support	91.8%	92.9%	92.7%	92.5%	92.2%
Professional and Other Services	37.5%	35.9%	28.9%	33.9%	30.3%
Hybrid Cloud Segment Gross Margin	69.4%	66.6%	65.4%	67.1%	67.4%
Public Cloud Segment Gross Margin	65.6%	68.7%	68.3%	68.0%	70.2%

Product Revenues
	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Total	$744	$682	$894	$3,049	$3,284
Software*	$437	$390	$530	$1,798	$1,926
Hardware*	$307	$292	$364	$1,251	$1,358

Software and recurring support and public cloud revenue
	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Product - Software	$437	$390	$530	$1,798	$1,926
Support	598	616	590	2,419	2,344
Public Cloud	151	150	120	575	396
Software and recurring support and public cloud revenue*	$1,186	$1,156	$1,240	$4,792	$4,666

Software and recurring support and public cloud revenue as a percentage of net revenues	75%	76%	74%	75%	74%

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation. We have provided a breakdown of our GAAP product revenues into the software and hardware components, which are considered non-GAAP measures, to display the significance of software included in total product revenues. Software and recurring support and public cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix
	% of Q4 FY'23	% of Q3 FY'23	% of Q4 FY'22	% of FY 2023	% of FY 2022
	Revenue	Revenue	Revenue	Revenue	Revenue
Americas	52%	54%	54%	53%	55%
Americas Commercial	42%	44%	45%	42%	45%
U.S. Public Sector	10%	10%	9%	11%	10%
EMEA	34%	32%	32%	33%	31%
Asia Pacific	14%	14%	14%	14%	14%

Pathways Mix
	% of Q4 FY'23	% of Q3 FY'23	% of Q4 FY'22	% of FY 2023	% of FY 2022
	Revenue	Revenue	Revenue	Revenue	Revenue
Direct	22%	22%	24%	22%	23%
Indirect	78%	78%	76%	78%	77%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Non-GAAP Income from Operations	$414	$372	$382	$1,539	$1,496
% of Net Revenues	26.2%	24.4%	22.7%	24.2%	23.7%
Non-GAAP Income before Income Taxes	$419	$377	$361	$1,555	$1,434
Non-GAAP Effective Tax Rate	20.3%	20.2%	10.2%	20.9%	15.7%

Non-GAAP Net Income
	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Non-GAAP Net Income	$334	$301	$324	$1,230	$1,209
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	217	219	228	220	229
Non-GAAP Net Income per Share, Diluted	$1.54	$1.37	$1.42	$5.59	$5.28

Select Balance Sheet Items
	Q4'FY23	Q3'FY23	Q4'FY22
Deferred Revenue and Financed Unearned Services Revenue	$4,313	$4,216	$4,232
DSO (days)	57	49	67
DPO (days)	70	75	93
Inventory Turns	12	12	12

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Net Cash Provided by Operating Activities	$235	$377	$411	$1,107	$1,211
Purchases of Property and Equipment	$39	$58	$68	$239	$226
Free Cash Flow	$196	$319	$343	$868	$985
Free Cash Flow as % of Net Revenues	12.4%	20.9%	20.4%	13.6%	15.6%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
NET INCOME	$245	$65	$259	$1,274	$937
Adjustments:
Amortization of intangible assets	17	17	14	68	46
Stock-based compensation	74	93	66	312	245
Litigation settlements	—	—	—	—	2
Restructuring charges	11	87	4	120	33
Acquisition-related expense	3	3	5	21	13
Gain on sale of equity investment	—	—	—	(32)	—
Income tax effects	11	(33)	(24)	(51)	(68)
Income tax (benefits) expenses from integration of acquired companies	(27)	—	—	(27)	1
Resolution of income tax matters	—	69	—	69	—
Income tax benefit from intra-entity intellectual property transfer	—	—	—	(524)	—
NON-GAAP NET INCOME	$334	$301	$324	$1,230	$1,209

COST OF REVENUES	$506	$525	$591	$2,153	$2,098
Adjustments:
Amortization of intangible assets	(10)	(11)	(10)	(42)	(33)
Stock-based compensation	(6)	(8)	(4)	(24)	(17)
NON-GAAP COST OF REVENUES	$490	$506	$577	$2,087	$2,048

COST OF PRODUCT REVENUES	$335	$367	$446	$1,517	$1,554
Adjustments:
Amortization of intangible assets	—	—	(3)	(1)	(9)
Stock-based compensation	(1)	(2)	(1)	(5)	(4)
NON-GAAP COST OF PRODUCT REVENUES	$334	$365	$442	$1,511	$1,541

COST OF SERVICES REVENUES	$171	$158	$145	$636	$544
Adjustments:
Amortization of intangible assets	(10)	(11)	(7)	(41)	(24)
Stock-based compensation	(5)	(6)	(3)	(19)	(13)
NON-GAAP COST OF SERVICES REVENUES	$156	$141	$135	$576	$507

GROSS PROFIT	$1,075	$1,001	$1,089	$4,209	$4,220
Adjustments:
Amortization of intangible assets	10	11	10	42	33
Stock-based compensation	6	8	4	24	17
NON-GAAP GROSS PROFIT	$1,091	$1,020	$1,103	$4,275	$4,270

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
SALES AND MARKETING EXPENSES	$442	$450	$480	$1,829	$1,857
Adjustments:
Amortization of intangible assets	(7)	(6)	(4)	(26)	(13)
Stock-based compensation	(32)	(40)	(30)	(135)	(115)
NON-GAAP SALES AND MARKETING EXPENSES	$403	$404	$446	$1,668	$1,729

RESEARCH AND DEVELOPMENT EXPENSES	$243	$230	$235	$956	$881
Adjustments:
Stock-based compensation	(29)	(32)	(22)	(111)	(75)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$214	$198	$213	$845	$806

GENERAL AND ADMINISTRATIVE EXPENSES	$67	$59	$72	$265	$279
Adjustments:
Stock-based compensation	(7)	(13)	(10)	(42)	(38)
Litigation settlements	—	—	—	—	(2)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$60	$46	$62	$223	$239

RESTRUCTURING CHARGES	$11	$87	$4	$120	$33
Adjustments:
Restructuring charges	(11)	(87)	(4)	(120)	(33)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$3	$3	$5	$21	$13
Adjustments:
Acquisition-related expense	(3)	(3)	(5)	(21)	(13)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—	$—	$—

OPERATING EXPENSES	$766	$829	$796	$3,191	$3,063
Adjustments:
Amortization of intangible assets	(7)	(6)	(4)	(26)	(13)
Stock-based compensation	(68)	(85)	(62)	(288)	(228)
Litigation settlements	—	—	—	—	(2)
Restructuring charges	(11)	(87)	(4)	(120)	(33)
Acquisition-related expense	(3)	(3)	(5)	(21)	(13)
NON-GAAP OPERATING EXPENSES	$677	$648	$721	$2,736	$2,774

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
INCOME FROM OPERATIONS	$309	$172	$293	$1,018	$1,157
Adjustments:
Amortization of intangible assets	17	17	14	68	46
Stock-based compensation	74	93	66	312	245
Litigation settlements	—	—	—	—	2
Restructuring charges	11	87	4	120	33
Acquisition-related expense	3	3	5	21	13
NON-GAAP INCOME FROM OPERATIONS	$414	$372	$382	$1,539	$1,496

OTHER INCOME (EXPENSE), NET	$5	$5	$(21)	$48	$(62)
Adjustments:
Gain on sale of equity investment	—	—	—	(32)	—
NON-GAAP OTHER INCOME (EXPENSE), NET	$5	$5	$(21)	$16	$(62)

INCOME BEFORE INCOME TAXES	$314	$177	$272	$1,066	$1,095
Adjustments:
Amortization of intangible assets	17	17	14	68	46
Stock-based compensation	74	93	66	312	245
Litigation settlements	—	—	—	—	2
Restructuring charges	11	87	4	120	33
Acquisition-related expense	3	3	5	21	13
Gain on sale of equity investment	—	—	—	(32)	—
NON-GAAP INCOME BEFORE INCOME TAXES	$419	$377	$361	$1,555	$1,434

PROVISION (BENEFIT) FOR INCOME TAXES	$69	$112	$13	$(208)	$158
Adjustments:
Income tax effects	(11)	33	24	51	68
Income tax benefits (expenses) from integration of acquired companies	27	—	—	27	(1)
Resolution of income tax matters	—	(69)	—	(69)	—
Income tax benefit from intra-entity intellectual property transfer	—	—	—	524	—
NON-GAAP PROVISION FOR INCOME TAXES	$85	$76	$37	$325	$225

NET INCOME PER SHARE	$1.13	$0.30	$1.14	$5.79	$4.09
Adjustments:
Amortization of intangible assets	0.08	0.08	0.06	0.31	0.20
Stock-based compensation	0.34	0.42	0.29	1.42	1.07
Litigation settlements	—	—	—	—	0.01
Restructuring charges	0.05	0.40	0.02	0.55	0.14
Acquisition-related expense	0.01	0.01	0.02	0.10	0.06
Gain on sale of equity investment	—	—	—	(0.15)	—
Income tax effects	0.05	(0.15)	(0.11)	(0.23)	(0.30)
Income tax (benefits) expenses from integration of acquired companies	(0.12)	—	—	(0.12)	—
Resolution of income tax matters	—	0.32	—	0.31	—
Income tax benefit from intra-entity intellectual property transfer	—	—	—	(2.38)	—
NON-GAAP NET INCOME PER SHARE	$1.54	$1.37	$1.42	$5.59	$5.28

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Gross margin-GAAP	68.0%	65.6%	64.8%	66.2%	66.8%
Cost of revenues adjustments	1.0%	1.2%	0.8%	1.0%	0.8%
Gross margin-Non-GAAP	69.0%	66.8%	65.7%	67.2%	67.6%

GAAP cost of revenues	$506	$525	$591	$2,153	$2,098
Cost of revenues adjustments:
Amortization of intangible assets	(10)	(11)	(10)	(42)	(33)
Stock-based compensation	(6)	(8)	(4)	(24)	(17)
Non-GAAP cost of revenues	$490	$506	$577	$2,087	$2,048

Net revenues	$1,581	$1,526	$1,680	$6,362	$6,318

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Product gross margin-GAAP	55.0%	46.2%	50.1%	50.2%	52.7%
Cost of product revenues adjustments	0.1%	0.3%	0.4%	0.2%	0.4%
Product gross margin-Non-GAAP	55.1%	46.5%	50.6%	50.4%	53.1%

GAAP cost of product revenues	$335	$367	$446	$1,517	$1,554
Cost of product revenues adjustments:
Amortization of intangible assets	—	—	(3)	(1)	(9)
Stock-based compensation	(1)	(2)	(1)	(5)	(4)
Non-GAAP cost of product revenues	$334	$365	$442	$1,511	$1,541

Product revenues	$744	$682	$894	$3,049	$3,284

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Services gross margin-GAAP	79.6%	81.3%	81.6%	80.8%	82.1%
Cost of services revenues adjustments	1.8%	2.0%	1.3%	1.8%	1.2%
Services gross margin-Non-GAAP	81.4%	83.3%	82.8%	82.6%	83.3%

GAAP cost of services revenues	$171	$158	$145	$636	$544
Cost of services revenues adjustments:
Amortization of intangible assets	(10)	(11)	(7)	(41)	(24)
Stock-based compensation	(5)	(6)	(3)	(19)	(13)
Non-GAAP cost of services revenues	$156	$141	$135	$576	$507

Services revenues	$837	$844	$786	$3,313	$3,034

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
GAAP effective tax rate	22.0%	63.3%	4.8%	(19.5)%	14.4%
Adjustments:
Income tax effects	(10.3)%	(4.1)%	5.5%	(4.8)%	1.4%
Income tax benefits (expenses) from integration of acquired companies	8.6%	—%	—%	2.5%	(0.1)%
Resolution of income tax matters	—%	(39.0)%	—%	(6.5)%	—%
Income tax benefit from intra-entity intellectual property transfer	—%	—%	—%	49.2%	—%
Non-GAAP effective tax rate	20.3%	20.2%	10.2%	20.9%	15.7%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Net cash provided by operating activities	$235	$377	$411	$1,107	$1,211
Purchases of property and equipment	(39)	(58)	(68)	(239)	(226)
Free cash flow	$196	$319	$343	$868	$985

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q4'FY23	Q3'FY23	Q4'FY22	FY2023	FY2022
Net revenues	$1,581	$1,526	$1,680	$6,362	$6,318
Change in deferred revenue and financed unearned services revenue*	93	46	338	46	384
Billings	$1,674	$1,572	$2,018	$6,408	$6,702

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER FISCAL 2024

First Quarter
Fiscal 2024

Non-GAAP Guidance - Net Income Per Share	$1.00-$1.10

Adjustments of Specific Items to Net Income
Per Share for the First Quarter Fiscal 2024:
Amortization of intangible assets	($0.07)
Stock-based compensation expense	($0.39)
Income tax effects	$0.08
Total Adjustments	($0.38)

GAAP Guidance - Net Income Per Share	$0.62-$0.72

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
Fiscal 2024

Fiscal 2024
Gross Margin - Non-GAAP Guidance	~70%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	~69%

Fiscal 2024

Operating Margin - Non-GAAP Guidance	~25%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(6)%
Operating Margin - GAAP Guidance	~18%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
Fiscal 2024

Fiscal 2024
Non-GAAP Guidance - Net Income Per Share	$5.65-$5.85

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2024:
Amortization of intangible assets	($0.27)
Stock-based compensation expense	($1.70)
Income tax effects	$0.30
Total Adjustments	($1.67)

GAAP Guidance - Net Income Per Share	$3.98-$4.18

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Chris Drago

1 831 900 8889

chris.drago@netapp.com

(Investors)

Kris Newton

1 408 822 3312

kris.newton@netapp.com